EXHIBIT 23.11

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                           COMFORT SYSTEMS USA, INC.

      The undersigned hereby consent to be named as a director of Comfort Systems USA, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission provided that the Registration Statement clearly reflects that my appointment as a director takes place only after the closing sale of the securities being offered pursuant to the Registration Statement.

Dated: March 21, 1997

                                        By: /s/ MICHAEL NOTHOM JR.
                                        Name:   Michael Nothom Jr.